Exhibit 99.1

Contact:	David Young	Harriet Fried
	TESSCO Technologies Incorporated	Lippert/Heilshorn & Associates
	Chief Financial Officer	(212) 838-3777
	(410) 229-1380	hfried@lhai.com
young@tessco.com

TESSCO Announces Record Quarterly Earnings

•                  2Q FY10 EPS reaches $0.51

•                  2Q FY10 revenues total $133 million

•              Operating margin reaches 3.2%, a seven-year high

•                  Quarterly EBITDA per share* of $1.04

•                  FY10 EPS guidance raised to $1.45 to $1.70

•                  Quarterly $0.10 per share dividend declared

HUNT VALLEY, Md., October 20, 2009 -  TESSCO Technologies Incorporated (Nasdaq:TESS), a leading provider of the knowledge, product and supply chain solutions needed to build, operate and use wireless networks and systems, today announced its results for the fiscal second quarter ending September 27, 2009.

Revenues for the second quarter of fiscal 2010 totaled $133.0 million compared to $143.8 million in the 2009 second quarter.  Gross profit for the 2010 second quarter was $31.6 million, or 23.8% of revenues, compared to $34.2 million, also 23.8% of revenues, in the prior-year period.  The company reported net income of $2.6 million, or $0.51 per diluted share, in the second quarter of fiscal 2010, compared to $2.2 million, or $0.44 per diluted share, in the prior-year quarter.

For the six months ended September 27, 2009, revenues totaled $241.8 million compared to $265.8 million in the first six months of fiscal 2009.  Gross profit for the first six months of fiscal 2010 was $60.6 million, or 25.1% of revenues, compared to $65.2 million, or 24.5% of revenue, in the prior-year period.  The company reported net income of $4.5 million, or $0.89 per diluted share, in the first half of fiscal 2010, compared to $4.3 million, or $0.81 per diluted share, in the first half of fiscal 2009.

As of September 27, 2009, the company’s cash balance totaled $8.4 million and there was no balance outstanding on the revolving line of credit.  For the first six months of fiscal 2010, cash flows from operations totaled $11.8 million.

“Fiscal 2010 is proving to be a very good year for TESSCO,” stated Chairman, President and CEO Robert B. Barnhill.  “The execution of our strategies to deliver superior value to our customers is allowing us to increase market share while improving the productivity in every aspect of our business.  I am very pleased that we are delivering strong bottom-line profitability while continuing to invest in the future.

“The convergence of wireless and internet technologies is producing new applications, offerings and customers for TESSCO.  As a result, the number of monthly purchasing customers and earnings per share rose to historic levels in the second quarter, operating income margin reached a seven-year high and the balance sheet strengthened.

“In summary, TESSCO’s effective marketing and sales efforts, diverse product offering and operational excellence all combined to drive outstanding results despite the still weak economic environment.  We are optimistic about our future as evidenced by our improved business outlook and the continuation of the quarterly dividend program. It was a great quarter!”

Quarterly Dividend

The company will continue its quarterly dividend program with a $0.10 per common share cash dividend payable on November 25, 2009 to holders of record on November 11, 2009.

Any future declaration of dividends, and the establishment of record and payment dates, is subject to further determinations of TESSCO’s Board of Directors.

Business Outlook

Based on the company’s results for the first six months of fiscal 2010 and the new business opportunities that TESSCO management sees on the horizon, we are increasing our fiscal year 2010 earnings guidance to a range of $1.45 to $1.70 per share.  The previous guidance, provided on July 21, 2009, was a range of $1.15 to $1.40 per share.  As the year progresses and visibility increases, management may review and update its financial targets as appropriate.

Forecasting future results is inherently difficult for any business and actual results may differ materially from those forecasted.  Moreover, the nature of our business is that TESSCO typically ships products within several days after booking orders; the lack of an order backlog makes it even more difficult to forecast future results.

Stock Buyback Program

During the second quarter of fiscal 2010, we did not purchase any shares of common stock under our existing buyback program. As of September 27, 2009, up to 84,439 shares remained available under this program for repurchase in the open market, by block purchase, or through negotiated transactions, or possibly other transactions managed by broker-dealers. Purchases are funded from working capital and/or our revolving line of credit facility. No timetable has been set for the completion of the program.

Second-Quarter-2010 Conference Call

TESSCO will hold a conference call to discuss its fiscal second-quarter-2010 results on Wednesday, October 21, 2009 at 10:00 a.m. ET.  To participate in the live call by telephone, dial 800.299.7089 (domestic) or 617.801.9714 (international) and reference conference ID #36596733.  A live webcast of the conference call will also be available at: http://www.tessco.com/go/pressroom.

For those who cannot listen to the live broadcast, the webcast will be archived on TESSCO’s website.  A telephone replay of the call will also be available beginning at approximately 1:00 p.m. ET on October 21 until 5:00 p.m. ET on October 28, 2009. To listen to the telephone replay, dial 888.286.8010 and enter conference ID #21684874.

*Non-GAAP Information

EBITDA, a measure used by management to evaluate its ongoing operations and as a general indicator of its operating cash flow (in conjunction with its cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges) is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA as well as EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of EBITDA and EBITDA per share may not be comparable to other similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. EBITDA per diluted share is also a non-GAAP calculation defined as EBITDA divided by the Company’s diluted weighted average shares outstanding.  Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the Company’s debt instruments. The definition of EBITDA as used in the Company’s loan agreements is further adjusted for certain cash and non-cash charges/credits, including stock compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

A reconciliation of the Company’s non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO

TESSCO Technologies (Nasdaq:TESS) is a value-added provider of the knowledge, product and supply chain solutions needed to design, build, run, maintain and use wireless systems. TESSCO is committed to delivering, fast and complete, the product needs of wireless system operators, program managers, contractors, resellers, and self-maintained utility, transportation, enterprise and government organizations. As Your Total Source® provider of mobile and fixed-wireless network infrastructure products, mobile devices and accessories, and installation, test and maintenance equipment and supplies, TESSCO assures customers of on-time availability, while streamlining their supply chain process and lowering inventories and total costs. To learn more, please visit TESSCO.com.

Forward-Looking Statements

This press release, including the statements of Robert Barnhill and the discussion under the heading “Business Outlook”, contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words “may,” “will,” “expects,” “anticipates,” “believes,” “estimates,” and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results.  Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of the customers’, vendors’ and affinity partners’ business; economic conditions that may impact customers’ ability to fund or pay for our products and services; failure of our information technology system or distribution system; technology changes in the wireless communications industry; third-party freight carrier interruption; increased competition; our inability to access capital and obtain financing as and when needed; and the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

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TESSCO Technologies Incorporated

Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended			Six Months Ended
	September 27, 2009	June 28, 2009	September 28, 2008	September 27, 2009	September 28, 2008

Revenues	$132,953,700	$108,801,300	$143,773,700	$241,755,000	$265,842,000

Cost of goods sold	101,340,200	79,785,700	109,553,100	181,125,900	200,608,500

Gross profit	31,613,500	29,015,600	34,220,600	60,629,100	65,233,500
Selling, general and administrative expenses	27,322,300	25,761,400	30,298,000	53,083,700	57,792,600

Income from operations	4,291,200	3,254,200	3,922,600	7,545,400	7,440,900

Interest expense, net	76,300	109,300	165,900	185,600	302,700
Income before provision for income taxes	4,214,900	3,144,900	3,756,700	7,359,800	7,138,200

Provision for income taxes	1,622,400	1,232,800	1,518,000	2,855,200	2,836,800

Net income	$2,592,500	$1,912,100	$2,238,700	$4,504,600	$4,301,400

Basic earnings per share (1)	$0.53	$0.39	$0.45	$0.92	$0.83

Diluted earnings per share (1)	$0.51	$0.38	$0.44	$0.89	$0.81

(1) The Company adopted FASB Staff Position EITF 03-6-1 for Participating Securities, effective March 30, 2009, which decreased Q2 FY 2009 basic and diluted earnings per share by $0.01. The impact on the first six months of fiscal year 2009 basic and diluted EPS was $0.02.

TESSCO Technologies Incorporated

Consolidated Balance Sheets

	September 27, 2009	March 29, 2009
	(unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$8,393,000	$599,800
Trade accounts receivable, net	57,166,200	44,601,300
Product inventory	49,509,600	36,540,400
Deferred tax assets	4,366,700	4,366,700
Prepaid expenses and other current assets	1,963,400	2,168,500
Total current assets	121,398,900	88,276,700

Property and equipment, net	20,531,100	21,566,900
Goodwill, net	8,932,700	6,550,700
Other long-term assets	2,079,100	2,258,300
Total assets	$152,941,800	$118,652,600

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$66,877,300	$40,481,600
Payroll, benefits and taxes	6,412,900	6,494,400
Income and sales tax liabilities	3,775,700	2,908,400
Accrued expenses and other current liabilities	2,832,100	1,405,900
Revolving line of credit	—	—
Current portion of long-term debt	383,500	361,400
Total current liabilities	80,281,500	51,651,700

Deferred tax liabilities	2,416,000	2,416,000
Long-term debt, net of current portion	3,518,500	3,481,700
Other long-term liabilities	1,639,200	937,000
Total liabilities	87,855,200	58,486,400

Shareholders’ Equity:
Preferred stock	—	—
Common stock	81,200	80,100
Additional paid-in capital	35,491,200	34,503,700
Treasury stock, at cost	(42,257,500)	(42,155,700)
Retained earnings	71,893,700	67,880,900
Accumulated other comprehensive loss	(122,000)	(142,800)
Total shareholders’ equity	65,086,600	60,166,200

Total liabilities and shareholder’s equity	$152,941,800	$118,652,600

TESSCO Technologies Incorporated

Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended			Six Months Ended
	September 27, 2009	June 28, 2009	September 28, 2008	September 27, 2009	September 28, 2008

Net income	$2,592,500	$1,912,100	$2,238,700	$4,504,600	$4,301,400

Add:

Provision for income taxes	1,622,400	1,232,800	1,518,000	2,855,200	2,836,800

Interest expense, net	76,300	109,300	165,900	185,600	302,700

Depreciation and amortization	983,400	1,040,900	1,041,700	2,024,300	2,140,600

EBITDA	$5,274,600	$4,295,100	$4,964,300	$9,569,700	$9,581,500

EBITDA per diluted share	$1.04	$0.85	$0.98	$1.89	$1.80

TESSCO Technologies Incorporated

Supplemental Revenue and Gross Profit Results Summary (Unaudited)

(Amounts in Thousands)	Network Infrastructure	Mobile Devices and Accessories	Installation, Test and Maintenance	Total
Quarter Ended September 27, 2009:
Commercial/Government Revenue:
Public Carriers and Network Operators	$14,001	$537	$2,303	$16,841
Resellers	19,596	63,707	1,946	85,249
Users and Governments	13,462	3,490	9,959	26,911
Total Commercial/Government Revenue	47,059	67,734	14,208	129,001
Consumer Revenue	—	3,953	—	3,953
Total Revenue	$47,059	$71,687	$14,208	$132,954

Commercial/Government Gross Profit:
Public Carriers and Network Operators	$3,395	$142	$583	$4,120
Resellers	5,408	13,404	449	19,261
Users and Governments	3,776	1,058	2,262	7,096
Total Commercial/Government Gross Profit	12,579	14,604	3,294	30,477
Consumer Gross Profit	—	1,136	—	1,136
Total Gross Profit	$12,579	$15,740	$3,294	$31,613

Change from the Quarter Ended September 28, 2008:
Commercial/Government Revenue:
Public Carriers and Network Operators	10.6%	23.2%	(32.3)%	2.1%
Resellers	(4.6)%	(3.4)%	(3.6)%	(3.7)%
Users and Governments	(6.6)%	(6.1)%	(43.1)%	(24.5)%
Total Commercial/Government Revenue	(1.2)%	(3.4)%	(38.0)%	(8.3)%
Consumer Revenue	—	26.3%	—	26.3%
Total Revenue	(1.2)%	(2.1)%	(38.0)%	(7.5)%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	4.5%	14.5%	(19.7)%	0.5%
Resellers	(6.1)%	(4.1)%	(5.9)%	(4.7)%
Users and Governments	(3.9)%	(12.2)%	(39.4)%	(20.0)%
Total Commercial/Government Gross Profit	(2.8)%	(4.6)%	(33.3)%	(8.2)%
Consumer Gross Profit	—	9.3%	—	9.3%
Total Gross Profit	(2.8)%	(3.7)%	(33.3)%	(7.6)%

Change from the Quarter Ended June 28, 2009:
Commercial/Government Revenue:
Public Carriers and Network Operators	32.7%	15.0%	(15.2)%	22.6%
Resellers	16.7%	36.6%	3.5%	30.6%
Users and Governments	8.1%	7.9%	(8.3)%	1.4%
Total Commercial/Government Revenue	18.3%	34.6%	(8.1)%	22.2%
Consumer Revenue	—	22.3%	—	22.3%
Total Revenue	18.3%	33.9%	(8.1)%	22.2%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	26.7%	16.4%	(13.8)%	18.5%
Resellers	10.1%	8.8%	(4.5)%	8.8%
Users and Governments	5.7%	8.3%	(3.0)%	3.1%
Total Commercial/Government Gross Profit	12.7%	8.8%	(5.3)%	8.6%
Consumer Gross Profit	—	19.4%	—	19.4%
Total Gross Profit	12.7%	9.5%	(5.3)%	9.0%

(Amounts in Thousands)	Network Infrastructure	Mobile Devices and Accessories	Installation, Test and Maintenance	Total
Six Months Ended September 27, 2009:
Commercial/Government Revenue:
Public Carriers and Network Operators	$24,551	$1,004	$5,019	$30,574
Resellers	36,388	110,331	3,827	150,546
Users and Governments	25,910	6,724	20,818	53,452
Total Commercial/Government Revenue	86,849	118,059	29,664	234,572
Consumer Revenue	—	7,183	—	7,183
Total Revenue	$86,849	$125,242	$29,664	$241,755

Commercial/Government Gross Profit:
Public Carriers and Network Operators	$6,074	$263	$1,259	$7,596
Resellers	10,320	25,727	920	36,967
Users and Governments	7,348	2,036	4,593	13,977
Total Commercial/Government Gross Profit	23,742	28,026	6,772	58,540
Consumer Gross Profit	—	2,089	—	2,089
Total Gross Profit	$23,742	$30,115	$6,772	$60,629

Change from Six Months Ended September 28, 2008:
Commercial/Government Revenue:
Public Carriers and Network Operators	1.4%	(10.3)%	(28.9)%	(5.6)%
Resellers	(6.9)%	(5.5)%	(19.2)%	(6.2)%
Users and Governments	(5.0)%	(10.7)%	(35.5)%	(20.3)%
Total Commercial/Government Revenue	(4.1)%	(5.9)%	(32.7)%	(9.8)%
Consumer Revenue	—	23.9%	—	23.9%
Total Revenue	(4.1)%	(4.5)%	(32.7)%	(9.1)%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	(3.7)%	(20.3)%	(22.5)%	(8.1)%
Resellers	(4.0)%	(1.4)%	(25.3)%	(2.9)%
Users and Governments	(2.9)%	(17.9)%	(32.7)%	(17.2)%
Total Commercial/Government Gross Profit	(3.6)%	(3.0)%	(30.0)%	(7.4)%
Consumer Gross Profit	—	2.6%	—	2.6%
Total Gross Profit	(3.6)%	(2.6)%	(30.0)%	(7.1)%

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